                                                                     Exhibit 4.5

                                     FORM


                                      of

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                      of

                        SERIES A JUNIOR PREFERRED STOCK

                                      of

                              VITAL IMAGES, INC.


                      Pursuant to Section 302A.401 of the

                      Minnesota Business Corporations Act
                           of the State of Minnesota



                               __________________




     We, Andrew M. Weiss, President and Chief Executive Officer, and Gregory D. Furness, Chief Financial Officer, Secretary and Treasurer, of Vital Images, Inc., a corporation organized and existing under the Business Corporations Act of the State of Minnesota (the "Corporation"), in accordance with the provisions thereof, DO HEREBY CERTIFY:




     That pursuant to the authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the said Board of Directors on April 30, 1997, adopted the following resolution creating a series of 20,000 shares of Preferred Stock designated as Series A Junior Preferred Stock:




     RESOLVED, that the Certificate of Designation, Preferences and Rights of Series A Junior Preferred Stock of Vital Images, Inc., designating 20,000 shares of the Company's authorized but unissued Preferred Stock as "Series A Junior Preferred Stock" and setting forth the rights, preferences and privileges thereof, substantially in the form attached as Exhibit A to the Rights Agreement [as set forth below] (the "Certificate of Designation") is hereby approved and the resolutions set forth therein are hereby adopted.





     FURTHER RESOLVED, that the proper officers of the Company are hereby authorized on behalf of the Company to execute the Certificate of Designation and to cause such Certificate of Designation to be filed with the Office of the Secretary of State of the State of Minnesota and to take such other actions as may be necessary or appropriate for the authorization of such series of Preferred Stock.




     FURTHER RESOLVED, that the minimum number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights at any time is hereby reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement, and subject to the limitation that in no event shall the number of Preferred Shares reserved hereunder, when added to the number of Preferred Shares then otherwise reserved for issuance by the Company, exceed the total number of authorized but unissued Preferred Shares of the Company at any time.



     Section 1.  Designation and Amount.  The shares of such series shall be
                 -----------------------
designated as Series A Junior Preferred Stock, par value $.01 per share (the "Series A Junior Preferred Shares"), and the number of shares constituting such series shall be 20,000.



     Section 2.  Dividends and Distributions.
                 ----------------------------

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to Series A Junior Preferred Shares with respect to dividends, the holders of Series A Junior Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, March, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date,") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Series A Junior Preferred Share, in an amount per share (rounded to the nearest cent) equal to (subject to the provision for adjustment hereinafter set forth), 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Series A Junior Preferred Share. In the event the Corporation shall at any time after May 1, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series A Junior Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.




     (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Shares as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).




     (c) Dividends shall begin to accrue and be cumulative on outstanding Series A Junior Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Junior Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Junior Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Junior Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Junior Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.


     Section 3.  Voting Rights.  In addition to any other voting rights
                 --------------
required by law, the holders of Series A Junior Preferred Shares shall have the following voting rights:

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

     (a) Subject to the provision for adjustment hereinafter set forth, each Series A Junior Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Junior Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



     (b) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in dividends on the Series A Junior Preferred Shares shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series A Junior Preferred Shares shall have the right at such meeting, voting together as a single class, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of Series A Junior Preferred Shares (herein called a "Series A Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in dividends shall cease to exist. Any Series A Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series A Junior Preferred Shares, voting together as a single class, at a meeting of the stockholders, or of the holders of Series A Junior Preferred Shares called for such purpose. Thereafter, so long as a default in dividends on the Series A Preferred Shares shall exist (i) any vacancy in the office of a Series A Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Series A Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Series A Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series A Junior Preferred Shares, voting together as a class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Series A Preferred Director shall be deemed, for all purposes hereof, to be a Series A Preferred Director. Whenever the term of office of the Series A Preferred Directors shall end and no default in dividends on the Series A Junior Preferred Shares shall exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes of this Section 3(b), a "default in dividends" on the Series A Junior Preferred Shares shall be deemed to have occurred whenever there shall be an arrearage in the payment of any dividends to which the holders of the Series A Junior Preferred Shares are entitled to receive, whether or not any such dividends have been declared by the Board of Directors, for six consecutive quarters, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series A Junior Preferred Shares then outstanding shall have been paid through the last Quarterly Dividend Payment Date.




     At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of the Series A Junior Preferred Shares shall, call a special meeting of holders of such Series A Junior Preferred Shares for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation; provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. After the number of directors of the Corporation shall have been increased by two as hereinabove provided, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the Articles of Incorporation or By-laws, provided that no such action shall impair the right of the holders of Series A Junior Preferred Shares to elect and to be represented by two directors as herein provided.


     (c) Except as otherwise provided herein, in the Articles of Incorporation of the Corporation or by law, the holders of Series A Junior Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     Section 4.  Certain Restrictions.
                 ---------------------
     (a) Whenever any dividends or other distributions payable on the Series A Junior Preferred shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Junior Preferred Shares outstanding shall have been paid in full, the Corporation shall not:




           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any share ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Shares;



           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Shares, except dividends paid ratably on the Series A Junior Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;



           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Shares; or


           (iv) purchase or otherwise acquire for consideration any Series A Junior Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.




     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


     Section 5.  Reacquired Shares.  Any Series A Junior Preferred Shares
                 ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.



     Section 6.  Liquidation, Dissolution or Winding Up.  In the event of any
                 ---------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Junior Preferred Shares shall be entitled to receive the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series A Junior Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, Etc.  In case the Corporation shall
                 ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Junior Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Junior Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



     Section 8. No Redemption. The Series A Junior Preferred Shares shall not be
                --------------
redeemable.



     Section 9. Ranking. The Series A Junior Preferred Stock shall rank junior
                --------
to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.



     Section 10. Fractional Shares. Series A Junior Preferred Shares may be
                 ------------------
issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Shares.



     Section 11. Amendment. The Articles of Incorporation of the Corporation
                 ----------
shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series A Junior Preferred Shares, voting separately as a class.



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


     IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this ____ day of May, 1997.



                                       -------------------------------------
                                       Andrew M. Weiss
                                       President and Chief Executive Officer



ATTEST:



___________________________________
Gregory S. Furness
Chief Financial Officer, Secretary
and Treasurer



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